EXHIBIT 99.3

UIL HOLDINGS CORPORATION
PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

On May 25, 2010, UIL Holdings Corporation (the “Registrant” or “UIL Holdings”) entered into a Purchase Agreement (the “Purchase Agreement”), by and between Iberdrola USA, Inc. (f/k/a Energy East Corporation, the “Seller”) and UIL Holdings.  The Purchase Agreement provides for the sale to UIL Holdings (the “Acquisition”) of (i) Connecticut Energy Corporation (“CEC”), the owner of The Southern Connecticut Gas Company (“SCG”), (ii) CTG Resources, Inc. (“CTG”), the owner of Connecticut Natural Gas Corporation (“CNG”), and (iii) Berkshire Energy Resources (BER), the owner of The Berkshire Gas Company (“Berkshire”, and together with CEC, CTG, BER, SCG and CNG, the “Target Companies”). Each of CEC, CTG and BER is a wholly owned subsidiary of Seller.

Pursuant to the Purchase Agreement, at closing UIL Holdings will acquire all of the outstanding shares of capital stock of CEC, CTG and BER for aggregate consideration of $1.296 billion, less net debt assumed of approximately $411 million resulting in an expected cash payment at closing of approximately $885 million, subject to post-closing adjustments.  This sale is contingent upon obtaining regulatory approvals from public utility regulators in Connecticut for CEC and CTG.  There are certain limited circumstances in which the purchase of CEC and CTG could close prior to the closing of the Berkshire transaction.  As provided in the Purchase Agreement, the aggregate consideration payable by UIL Holdings on closing is further subject to adjustment (upward or downward) based upon changes in the net working capital of the Target Companies as of the closing relative to a net working capital target.  The working capital adjustment has been included in these pro forma financial statements as of June 30, 2010, however they remain subject to further adjustment at the time of the closing.

The Acquisition will be accounted for in accordance with the acquisition method of accounting and the regulations of the SEC.

The Unaudited Pro Forma Condensed Combined Financial Statements (pro forma financial statements) have been derived from:

•	the consolidated financial statements of UIL Holdings as of and for the year ended December 31, 2009 included in UIL Holdings’ Form 10-K for the fiscal year then ended;

•	the consolidated financial statements of UIL Holdings as of and for the six months ended June 30, 2010 (unaudited) included in UIL Holdings’ Form 10-Q for the quarterly period ended June 30, 2010;

•	the combined financial statements of CEC and CTG as of and for the year ended December 31, 2009;

•	the condensed combined financial statements of CEC and CTG as of and for the six months ended June 30, 2010 (unaudited);

•	the financial statements of Berkshire as of and for the year ended December 31, 2009; and

•	the financial statements of Berkshire as of and for the six months ended June 30, 2010 (unaudited).

The Unaudited Pro Forma Condensed Combined Statements of Income (pro forma statements of income) for the six months ended June 30, 2010 and year ended December 31, 2009 give effect to the Acquisition as if it were completed on January 1, 2009. The Unaudited Pro Forma Condensed Combined Balance Sheet (pro forma balance sheet) as of June 30, 2010 gives effect to the Acquisition as if it were completed on June 30, 2010.  These unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of UIL Holdings and the Target Companies.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Acquisition.  Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the Acquisition is completed.

The pro forma statements of income for the six months ended June 30, 2010 and year ended December 31, 2009 include certain nonrecurring charges.  The pro forma statement of income for the six months ended June 30, 2010 includes an after-tax goodwill impairment charge of $271.2 million, and certain nonrecurring offsets to expenses totaling $2 million after-tax.  The pro forma statement of income for the year ended December 31, 2009 includes nonrecurring expenses totaling $12 million after-tax.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared in advance of the close of the Acquisition, the final amounts recorded upon closing may differ materially from the information presented.  These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.  The pro forma results of operations for the six-month period ended June 30, 2010 do not necessarily represent 50% of the ultimate result for the full year 2010.  For example, electric and gas revenues vary by season, with the highest revenues typically in the third quarter for electric revenues and in the first quarter for gas revenues.

UIL HOLDINGS CORPORATION, CONNECTICUT ENERGY CORPORATION AND CTG RESOURCES, INC.,
AND THE BERKSHIRE GAS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(In Thousands except per share amounts)

For the Six Months Ended June 30, 2010

	UIL	CEC and		Pro Forma Adjustments			Pro Forma
	Holdings (a)	CTG (a)	Berkshire (a)	(b)	Other		Combined

Operating Revenues	$427,396	$426,433	$42,935	$(22,335)	$-		$874,429
Operating Expenses
Fuel and purchased power	128,915	237,740	23,226	(1,241)	-		388,640
Other operating expenses	151,503	71,842	6,311	(12,218)	(6,700)	(d)	210,738
Depreciation and amortization	54,289	23,263	3,409	(3,113)	-		77,848
Goodwill impairment charge	-	249,844	21,331	-	-		271,175
Taxes - other than income taxes	34,296	25,886	1,206	(1,525)	-		59,863
Total Operating Expenses	369,003	608,575	55,483	(18,097)	(6,700)		1,008,264
Operating Income	58,393	(182,142)	(12,548)	(4,238)	6,700		(133,835)

Other Income and (Deductions), net	8,960	1,569	998	2,443	-		13,970

Interest Charges, net	21,018	14,835	1,688	(36)	10,164	(c)	47,669

Income Before Income Taxes and Equity Earnings	46,335	(195,408)	(13,238)	(1,759)	(3,464)		(167,534)

Income Taxes	19,268	9,524	3,152	11,914	(1,690)	(c)(d)	42,168

Income Before Equity Earnings	27,067	(204,932)	(16,390)	(13,673)	(1,774)		(209,702)
Income (Loss) from Equity Investments	(889)	(319)	(3)	293	-		(918)
Net Income (Loss)	$26,178	$(205,251)	$(16,393)	$(13,380)	$(1,774)		$(210,620)

Average Number of Common Shares Outstanding - Basic	30,037	N/A	N/A	N/A	18,443	(e)	48,480
Average Number of Common Shares Outstanding - Diluted	30,317	N/A	N/A	N/A	18,443	(e)	48,760

Earnings Per Share of Common Stock - Basic	$0.87	N/A	N/A	N/A	N/A		$(4.34)
Earnings Per Share of Common Stock - Diluted	$0.86	N/A	N/A	N/A	N/A		$(4.34)

Cash Dividends Declared per share of Common Stock	$0.864	N/A	N/A	N/A	N/A		$0.864

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
Statements are an integral part of the pro forma financial statements.

UIL HOLDINGS CORPORATION, CONNECTICUT ENERGY CORPORATION AND CTG RESOURCES, INC.,
AND THE BERKSHIRE GAS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSETS
(In Thousands)

As of June 30, 2010

	UIL	CEC and		Pro Forma Adjustments			Pro Forma
	Holdings (a)	CTG (a)	Berkshire (a)	(b)	Other		Combined

Current Assets
Unrestricted cash, restricted cash, and temporary cash investments	$19,539	$127,448	$8,836	$118	$(79,054)	(h)(i)(j)(k)	$76,887
Accounts receivable and unbilled revenues	147,804	104,830	7,037	(7,116)	-		252,555
Related party accounts receivable	-	1,812	-	-	-		1,812
Related party notes receivable	-	9,076	-	(9,076)	-		-
Natural gas in storage, at average cost	-	106,287	4,269	(12,612)	-		97,944
Materials and supplies, at average cost	5,310	1,644	542	-	-		7,496
Other current assets	58,700	9,899	2,388	(7,943)	-		63,044
Total Current Assets	231,353	360,996	23,072	(36,629)	(79,054)		499,738

Other investments	9,535	355,762	2,981	(342,317)	-		25,961

Property, Plant and Equipment	1,607,374	1,324,043	153,406	(62,702)	-		3,022,121
Less, accumulated depreciation	400,790	419,878	48,787	(34,412)	-		835,043
Net Property, Plant and Equipment	1,206,584	904,165	104,619	(28,290)	-		2,187,078

Other Assets
Regulatory assets	594,215	339,870	30,894	-	-		964,979
Related party note receivable	115,923	-	-	-	-		115,923
Goodwill	-	210,029	54,666	(3,784)	17,909	(g)(h)	278,820
Other	37,545	16,681	2,219	(5,007)	2,600	(i)	54,038
Total Deferred Charges and Other Assets	747,683	566,580	87,779	(8,791)	20,509		1,413,760

Total Assets	$2,195,155	$2,187,503	$218,451	$(416,027)	$(58,545)		$4,126,537

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
Statements are an integral part of the pro forma financial statements.

UIL HOLDINGS CORPORATION, CONNECTICUT ENERGY CORPORATION AND CTG RESOURCES, INC.,
AND THE BERKSHIRE GAS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

LIABILITIES
(In Thousands)

As of June 30, 2010

	UIL	CEC and		Pro Forma Adjustments				Pro Forma
	Holdings (a)	CTG (a)	Berkshire (a)	(b)	(f)	Other		Combined
Current Liabilities
Line of credit borrowings	$30,000	$-	$-	$-	$-	$-		$30,000
Current portion of long-term debt	59,426	40,000	3,000	-	-	-		102,426
Related party note payable	-	14,052	-	(14,052)	-	-		-
Accounts payable	87,335	35,225	2,718	(4,652)	-	-		120,626
Related party accounts payable	-	7,048	-	-	-	-		7,048
Dividends payable	12,992	-	-	-	-	-		12,992
Accrued liabilities	33,485	-	-	(718)	16,661	-		49,428
Taxes accrued	25,188	37,734	3,801	(8,172)	-	(4,656)	(k)	53,895
Other	22,696	28,039	4,632	-	(16,661)	-		38,706
Total Current Liabilities	271,122	162,098	14,151	(27,594)	-	(4,656)		415,121

Noncurrent Liabilities
Pension accrued	143,114	-	-	-	98,614	-		241,728
Other post-retirement benefits accrued	48,794	135,736	-	-	(98,132)	-		86,398
Derivative liabilities	102,386	-	-	-	-	-		102,386
Deferred Income Taxes	267,187	257,619	18,733	(72,719)	-	(184,900)	(h)	285,920
Regulatory liabilities	81,346	305,061	27,970	-	-	-		414,377
Other	26,585	40,995	14,296	(674)	(482)	-		80,720
Total Noncurrent Liabilities	669,412	739,411	60,999	(73,393)	-	(184,900)		1,211,529

Commitments and Contingencies

Capitalization
Long-term debt	676,243	344,000	34,000	-	-	400,000	(i)	1,454,243

Preferred stock equity	-	750	118	-	-	-		868

Common Stock Equity
Common stock	425,154	2	-	(2)	-	474,675	(j)	899,829
Paid-in capital	15,665	1,147,228	128,108	(249,593)	-	(1,025,743)	(g)	15,665
Retained earnings	137,559	(212,028)	(18,898)	(58,970)	-	281,619	(g)(k)	129,282
Accumulated other comprehensive loss	-	(433)	(27)	-	-	460	(g)	-
Net Common Stock Equity	578,378	934,769	109,183	(308,565)	-	(268,989)		1,044,776

Other Noncontrolling Interests	-	6,475	-	(6,475)	-	-		-

Total Capitalization	1,254,621	1,285,994	143,301	(315,040)	-	131,011		2,499,887

Total Liabilities and Capitalization	$2,195,155	$2,187,503	$218,451	$(416,027)	$-	$(58,545)		$4,126,537

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
Statements are an integral part of the pro forma financial statements.

UIL HOLDINGS CORPORATION, CONNECTICUT ENERGY CORPORATION AND CTG RESOURCES, INC.,
AND THE BERKSHIRE GAS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(In Thousands except per share amounts)

For the Year Ended December 31, 2009

	UIL	CEC and		Pro Forma Adjustments			Pro Forma
	Holdings (a)	CTG (a)	Berkshire (a)	(b)	Other		Combined

Operating Revenues	$896,550	$713,701	$64,043	$(45,515)	$-		$1,628,779
Operating Expenses
Fuel and purchased power	333,339	381,375	30,251	(2,877)	-		742,088
Other operating expenses	282,865	181,442	13,917	(26,170)	-		452,054
Depreciation and amortization	98,116	51,061	5,947	(11,379)	-		143,745
Taxes - other than income taxes	60,062	48,736	2,246	(3,050)	-		107,994
Total Operating Expenses	774,382	662,614	52,361	(43,476)	-		1,445,881
Operating Income	122,168	51,087	11,682	(2,039)	-		182,898

Other Income and (Deductions), net	5,586	6,204	1,054	(4,543)	-		8,301

Interest Charges, net	40,400	31,865	3,543	(394)	20,328	(c)	95,742

Income Before Income Taxes and Equity Earnings	87,354	25,426	9,193	(6,188)	(20,328)		95,457

Income Taxes	33,096	(12,160)	3,562	12,167	(8,205)	(c)	28,460

Income Before Equity Earnings	54,258	37,586	5,631	(18,355)	(12,123)		66,997
Income (Loss) from Equity Investments	59	(666)	(6)	627	-		14
Net Income	$54,317	$36,920	$5,625	$(17,728)	$(12,123)		$67,011

Average Number of Common Shares Outstanding - Basic	28,027	N/A	N/A	N/A	18,443	(e)	46,470
Average Number of Common Shares Outstanding - Diluted	28,273	N/A	N/A	N/A	18,443	(e)	46,716

Earnings Per Share of Common Stock - Basic	$1.94	N/A	N/A	N/A	N/A		$1.44
Earnings Per Share of Common Stock - Diluted	$1.93	N/A	N/A	N/A	N/A		$1.43

Cash Dividends Declared per share of Common Stock	$1.728	N/A	N/A	N/A	N/A		$1.728

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
Statements are an integral part of the pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma adjustments included in the pro forma financial statements are as follows:

Adjustments to Pro Forma Financial Statements

(a) UIL Holdings, CEC, CTG, and Berkshire historical presentation – Based on UIL Holdings’ review of the Target Companies’ summary of significant accounting policies disclosed in their financial statements and preliminary discussions with their management, the nature and amount of any adjustments to the historical financial statements of the Target Companies to conform their accounting policies to those of UIL Holdings are not expected to be material.  Upon completion of the Acquisition, further review of the Target Companies’ accounting policies and financial statements may result in revisions to their policies and classifications to conform to UIL Holdings.  Additionally, certain immaterial amounts reported in the consolidated financial statements of UIL Holdings as of and for the year ended December 31, 2009 have been reclassified to conform to the presentation in the consolidated financial statements of UIL Holdings as of and for the six months ended June 30, 2010.

 (b) CNE Energy Services Group, Inc. (CNE Energy) and TEN Companies, Inc. (TEN) – Represents the removal of CNE Energy and TEN from CEC and CTG.  These subsidiaries of CEC and CTG are involved in operations outside the regulatory gas distribution business and are not included in the Acquisition.

 (c) Interest expense – Reflects an increase in interest expense related to the assumed issuance of $400 million of senior unsecured debt with a fixed interest rate of 5.00% and a 10 year maturity, as well as amortization of the associated debt issuance costs, calculated as follows (dollars in thousands):

	Six months ended	Year ended
	June 30, 2010	December 31, 2009
Assumed issuance of unsecured debt	$400,000	$400,000
Interest rate (includes amortization of debt issuance costs)	5.08%	5.08%
Pro forma interest expense	$10,164	$20,328
Tax effect	$4,102	$8,205

The actual amount of issuance, interest rate, term, and issuance costs may vary from those used to compute these estimates.

(d) Transaction Costs – Reflects the removal of transaction costs (primarily advisory, consulting, and legal expenses) as they reflect non-recurring charges directly related to the Acquisition (dollars in thousands).

Six months ended
June 30, 2010
Pro forma transaction cost adjustment	$(6,700)
Tax effect	$2,412

(e) Average Number of Common Shares Outstanding – Reflects the impact of the assumed issuance of $500 million of common stock to provide funds to complete the Acquisition (based on UIL Holdings’ closing stock price on August 17, 2010 of $27.11 assuming no discount from market price).  Basic and diluted earnings per share of common stock are as follows (dollars in thousands):

	Six months ended	Year ended
	June 30, 2010	December 31, 2009
Pro forma net income (loss)	$(210,620)	$67,011

Basic:
Average number of common shares outstanding	30,037	28,027
Pro forma adjustment	18,443	18,443
	48,480	46,470

Pro forma Earnings Per Share of Common Stock	$(4.34)	$1.44

Diluted:
Average number of common shares outstanding	30,317	28,273
Pro forma adjustment	18,443	18,443
	48,760	46,716

Pro forma Earnings Per Share of Common Stock	$(4.34)	$1.43

(f) Reclassification of Certain Historical Amounts – Represents certain liability accounts included in CEC, CTG, and Berkshire’s historical presentations being reclassified to conform to UIL Holdings’ historical presentation.

(g) Equity and Goodwill – Reflects the removal of the historical common stock equity accounts and remaining historical goodwill of CEC and CTG, and Berkshire after adjustment (b).

(h) Purchase Price Allocation – Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of the Target Companies’ assets acquired and liabilities assumed based upon a closing date of June 30, 2010.  Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess of the purchase price over the fair value recorded to goodwill.  UIL Holdings has assumed the historical book value of the assets and liabilities of the Target Companies approximates their fair value given the regulation they operate under in Connecticut and Massachusetts.  The following represents the excess of the purchase price over the fair value of the net assets acquired (dollars in thousands):

Purchase price, net	$885,000
Working capital adjustment to purchase price	53,196
Less: book value of net assets of CEC, CTG and Berkshire	(1,043,952)
Adjustments related to:
Elimination of CNE Energy and TEN - adjustment (b)	308,565
Elimination of historical goodwill - adjustment (g)	260,911
Pro forma adjustment to deferred income tax liabilities*	(184,900)
$278,820

*To remove the remaining deferred income tax liabilities of CEC and CTG after adjustment (b)

Pursuant to the authoritative guidance on goodwill and other intangible assets, goodwill is not amortized; rather, impairment tests are performed at least annually or more frequently if circumstances indicate an impairment may have occurred.  If an impairment exists, the goodwill is immediately written down to its fair value through a current charge to income.  Accordingly, the goodwill arising from the Acquisition will be subject to an impairment test at least annually.

(i) Debt – Reflects the assumed issuance of $400 million of senior unsecured debt with an interest rate of 5.00% and a 10-year maturity, offset by estimated issuance costs of $2.6 million included in other assets, to provide funds to complete the Acquisition.  The actual amount of issuance, interest rate, term and issuance costs may vary from those used to compute these estimates.

(j) Common Stock – Reflects the assumed issuance of $500 million of common stock, offset by estimated expenses and underwriting discounts of $25.3 million, to provide funds to complete the Acquisition.  The actual amount of issuance and expenses and discounts may vary from those used to compute these estimates.

(k) Transaction Costs – Reflects an estimated payment of the anticipated remaining transaction costs (primarily advisory, consulting, and legal expenses) (dollars in thousands).

As of June 30, 2010
Pro forma transaction cost adjustment to cash	$(12,933)
Tax effect	$4,656

Detail of adjustments to cash – The following details the adjustments to cash (dollars in thousands):

Assumed equity issuance	$500,000
Assumed debt issuance	400,000
Purchase price, net	(885,000)
Financing cash over net purchase price - adjustments (h), (i) and (j)	15,000

Working capital purchase price adjustment - adjustment (h)	(53,196)
Debt issuance costs - adjustment (i)	(2,600)
Expenses associated with equity issuance - adjustment (j)	(25,325)
Remaining anticipated transaction costs - adjustment (k)	(12,933)

$(79,054)